                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We thereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (33-10383
and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statement) which report appears in this Current Report on Form 8-K and Form 10-K/A of U.S. Office Products Company.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 22, 1997